SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2019

AMERICAN CANNABIS COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	Commission File Number 000-26108	90-1116625 (I.R.S. Employer Identification Number)

5690 Logan St # A, Denver, Colorado 80216

(Address of Principal Executive Offices and Zip Code)

(303) 974-4770

(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 26, 2019, Mr. Michael Schwanbeck, the Registrant’s Principal Financial Officer, resigned his position. Mr. Schwanbeck’s resignation was not as the result of a disagreement with the Registrant, known to an executive officer of the Registrant, as defined in 17 CFR 240.3b-7, on any matter relating to the registrant’s operations, policies or practices.

(c) On August 26, 2019, the Registrant named Mr. Terry Buffalo Principal Financial Officer. Since the beginning of the Registrant's last fiscal year to the effective date of Mr. Buffalo’s appointment, Mr. Buffalo has not been a participant, nor has he had any direct or indirect material interest in any transaction in which the Company was or is to be a participant, and the amount involved exceeded $120,000.

Mr. Buffalo is currently the Registrant’s Principal Executive Officer. Before joining Registrant, Mr. Buffalo successfully negotiated the sale of a 50+ year private business to a public company in 2014. Mr. Buffalo began as an advisor at Registrant, and was appointed Chief Operations Officer. Mr. Buffalo was then appointed Principal Executive Officer in 2016 and director in 2017. While at ACC, Mr. Buffalo has applied his extensive accumulated business and securities knowledge to generate significant business growth.

Mr. Buffalo was formerly a Managing Member of Buffalo Consulting Services, LLC, in Little Rock, Arkansas. Mr. Buffalo was also the Managing Member at Buffalo Financial Solutions, LLC, which was in the process of transitioning to a Registered Investment Advisor (RIA) focusing on the cannabis industry. Mr. Buffalo is an experienced financial services industry executive with years of experience managing broker-dealer and RIA-hybrid firms. Mr. Buffalo is regarded as an expert in his fields and has been published in Financial Advisor Magazine and National Association of Insurance and Financial Advisors (NAIFA) publication, Advisor Today. Mr. Buffalo was also the subject of a Boomer Market Advisor feature interview.

Prior to founding Buffalo Financial Solutions, Mr. Buffalo was the Chief Executive Officer (CEO) at First Midwest Securities, Inc., for over 10 years. At First Midwest, Mr. Buffalo turned an underperforming firm into a highly successful firm using a revamped corporate business model that emphasized attracting brokers with established clienteles. First Midwest consistently produced a net profit of 7% compared to peer averages that ranged between negative to 1.5% while expanding its overall assets from $400 million to over $2 billion under Mr. Buffalo’s leadership.

Mr. Buffalo’s varied career successes allow him to provide thorough expertise in new product development; fixed income trading desks establishments; broker recruitment and training; satellite office expansion; IPO management and private placement approval; and audit responsibility, regulatory compliance, human resources, media relations, and business development services.

There is currently in place no material plan, contract or arrangement to which Mr. Buffalo is a party, or in which he participates, that is entered into or materially amended, in connection with his appointment as Principal Financial Officer. Further, the Registrant has not otherwise granted or awarded to Mr. Buffalo consideration, under any plan, contract or arrangement, in connection with his appointment as Principal Financial Officer. Should the Registrant enter into any such material plan, contract or arrangement, it will file an amendment to this Form 8-K within four business days after the information is determined or becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated August 30, 2019

AMERICAN CANNABIS COMPANY, INC.

(Registrant)

By: /s/ Terry Buffalo

Terry Buffalo

Principal Executive Officer